UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2008

BMC Software, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16393	74-2126120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2101 CityWest Blvd., Houston, Texas		77042
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-918-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Following the publication by the Internal Revenue Service of final regulations under Section 409A of the Internal Revenue Code (the "Final Regulations") BMC Software, Inc. (the "Company") undertook a review of its compensation plans and arrangements to ensure compliance with the Final Regulations. Following this review, the Company entered into new executive employment agreements with its executive officers, including its named executive officers - Robert Beauchamp, Steve Solcher and Jim Grant (the "NEOs"). Copies of the Company's executive employment agreements with each of the NEOs are filed as exhibits to this current report.

The new agreements amend and restate the pre-existing executive employment agreements to comply with the Final Regulations, to clarify certain definitions, to provide, in certain circumstances, for reimbursement by the Company of certain excise taxes, if applicable, and to make certain other minor revisions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC Software, Inc.

November 24, 2008	By:	Christopher C. Chaffin

Name: Christopher C. Chaffin
Title: VP, Deputy General Counsel & Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.6	Executive Employment Agreement between BMC Software, Inc. and Robert Beauchamp
10.12	Executive Employment Agreement between BMC Software, Inc. and Stephen Solcher
10.18	Executive Employment Agreement between BMC Software, Inc. and James Grant